                                                                    Exhibit 99.1

        NEWS BULLETIN                          RE:
           FROM:                                    NMT MEDICAL
THE FINANCIAL RELATIONS BOARDS                      27 WORMWOOD STREET
      BSMG WORLDWIDE                                BOSTON, MA 02210-1625
                                                    (NASDAQ/NMS:NMTI)
-------------------------------------------------------------------------------

FOR FURTHER INFORMATION:


AT THE COMPANY             AT THE FINANCIAL RELATIONS BOARD
---------------            --------------------------------
Thomas M. Tully            General Info:    Paula Schwartz
President & CEO            Analyst Info:    Brian Gill
(617) 737-0930             Media Info:      Deanne Eagle
                                           (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
April 5, 2000

    NMT MEDICAL, INC. ANNOUNCES CLOSING OF PARTIAL SALE OF ITS NEUROSCIENCES
                  PRODUCTS TO INTEGRA LIFESCIENCES HOLDING CORPORATION


BOSTON, MA, APRIL 5, 2000 -- NMT Medical, Inc. (Nasdaq/NMS: NMTI) today announced that it has closed on the previously announced agreement to sell the Selector(R) Ultrasonic Aspirator, Ruggles(TM) Surgical Instruments and cryosurgery product lines of its NMT Neurosciences division, including certain assets and liabilities, to Integra LifeSciences Holdings Corporation (Nasdaq:
IART) for $12 million in cash. The proceeds will be used for debt reduction of $5.9 million with the remainder for general working capital requirements.

Commenting on the news, Thomas M. Tully, President and Chief Executive Officer of NMT Medical, said, "With the closing of this transaction we can focus more of our management and financial resources on the higher growth and profit potential of our cardiovascular businesses. The Simon Nitinol Vena Filter and the CardioSEAL(R) Septal Occluder both achieved record revenue levels during the first quarter. More than 45 interventional cardiology centers have received Institutional Review Board (IRB) approval for implantation of the CardioSEAL based on our three FDA approvals under Humanitarian Use Designation regulations. More than 90 other centers are in the process of gaining IRB approval."

Mr. Tully continued, "NMT Neurosciences will now focus away from capital equipment sales and onto the sales of its remaining implantable products and disposables, while reducing overall expenses. These products represented approximately $20 million of sales in 1999."

NMT Medical Inc.
Announces Closing of Partial Sale of its Neurosciences Business to Integra Holding Corporation
Page 2


NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's medical devices include self-expanding stents, vena cava filters and septal repair devices. The NMT Neurosciences division serves the needs of neurosurgeons with a range of implantable and disposable products, including cerebral spinal fluid shunts, external drainage products, and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and subsequent filings with the Securities and Exchange Commission.

                                     # # #

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  FAX -- at no cost -- please dial 1-800-PRO-INFO. Enter the Company's symbol
                                     NMTI.

                  Or visit NMT's website at WWW.NMTMEDICAL.COM